CONSENT OF NIC JOHNSON

The undersigned hereby consents to the references to, and the information derived from, (i) the report titled “Fekola Gold Project, Mali, NI 43-101 Technical Report on Preliminary Economic Assessment” dated June 3, 2014 and (ii) mineral resource estimates for the Fekola Project, and to the references, as applicable, to the undersigned's name included in or incorporated by reference in the Registration Statement on Form F-10 being filed by B2Gold Corp.

/s/ Nic Johnson
Nic Johnson, MAIG
December 11, 2015